Exhibit 99.2

The Kraft Business (A Business

of MeadWestvaco Corporation)

Combined Financial Statements

Years Ended December 31, 2007, 2006 and 2005

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

Report of Independent Registered Public Accounting Firm

To MeadWestvaco Corporation:

In our opinion, the accompanying combined balance sheets and the related combined statements of operations, changes in equity and cash flows present fairly, in all material respects, the financial position of the Kraft Business of MeadWestvaco Corporation (the “Business”, consisting of a kraft paperboard mill, a sawmill, various chipmill operations, and a cogeneration facility) at December 31, 2007 and December 31, 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Business’ management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

As discussed in the summary of significant accounting policies, the Business changed the manner in which it accounts for share-based compensation as of January 1, 2006.

PricewaterhouseCoopers LLP

Richmond, Virginia

April 7, 2008

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

Combined Statements of Operations

Years Ended December 31, 2007, 2006 and 2005

(in thousands)

	2007	2006	2005
Net sales	$522,033	$499,703	$473,601
Cost of sales	478,739	460,269	448,091
Selling, general and administrative expenses	26,673	26,587	25,258
Interest and debt expense	8,177	8,147	7,620
Other (income) expense, net	(7,331)	(2,812)	1,253
Income (loss) before income taxes	15,775	7,512	(8,621)
Provision (benefit) for income taxes	3,175	739	(4,675)
Net income (loss)	$12,600	$6,773	$(3,946)

The accompanying notes are an integral part of these financial statements.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

Combined Balance Sheets

December 31, 2007 and 2006

(in thousands)

	2007	2006
Assets
Cash and cash equivalents	$5,470	$3,101
Accounts receivable, net	35,145	37,316
Inventories	33,108	39,437
Deferred income taxes	2,250	1,941
Other current assets	1,243	1,580
Current assets	77,216	83,375
Property, plant and equipment	420,750	445,532
Other assets	12,078	12,697
	$510,044	$541,604
Liabilities and Equity
Accounts payable	$18,655	$12,842
Accrued liabilities	28,496	26,649
Current maturities of long-term notes payable - related party	7,847	6,799
Current liabilities	54,998	46,290
Long-term debt	58,040	58,040
Long-term notes payable - related party	37,937	45,796
Deferred income taxes	84,132	88,807
Other liabilities	6,576	6,892
Commitments and contingencies
Equity	268,361	295,779
	$510,044	$541,604

The accompanying notes are an integral part of these financial statements.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

Combined Statements of Changes in Equity

Years Ended December 31, 2007, 2006 and 2005

(in thousands)

		Accumulated
		Other
		Comprehensive	Total
	Capital	Loss	Equity

Balance, January 1, 2005	$306,433	$—	$306,433
Comprehensive loss:
Net loss	(3,946)	—	(3,946)
Changes in unrealized losses on derivative instruments, net	—	(463)	(463)
Comprehensive loss			(4,409)
Distributions to Members of Cogen South LLC	(4,835)	—	(4,835)
Transactions with MeadWestvaco Corporation, net	3,959	—	3,959
Balance, December 31, 2005	301,611	(463)	301,148
Comprehensive income:
Net income	6,773	—	6,773
Changes in unrealized gains on derivative instruments, net	—	393	393
Comprehensive income			7,166
Share-based compensation	517	—	517
Distributions to Members of Cogen South LLC	(4,523)	—	(4,523)
Transactions with MeadWestvaco Corporation, net	(8,529)	—	(8,529)
Balance, December 31, 2006	295,849	(70)	295,779
Comprehensive income:
Net income	12,600	—	12,600
Changes in unrealized gains on derivative instruments, net	—	70	70
Comprehensive income			12,670
Share-based compensation	364	—	364
Distributions to Members of Cogen South LLC	(4,361)	—	(4,361)
Transactions with MeadWestvaco Corporation, net	$(36,091)	—	$(36,091)
Balance, December 31, 2007	268,361	$—	268,361

The accompanying notes are an integral part of these financial statements.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

Combined Statements of Cash Flows

Years Ended December 31, 2007, 2006 and 2005

(in thousands)

	2007	2006	2005
Cash flows from operating activities
Net income (loss)	$12,600	$6,773	$(3,946)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	38,293	39,098	40,175
Losses (gains) on disposals of real and personal property	(4,174)	37	1,225
Deferred income taxes	(5,028)	(4,783)	(7,843)
Changes in working capital	16,610	(5,763)	439
Other	49	1,833	(454)
Net cash provided by operating activities	58,350	37,195	29,596
Cash flows from investing activities
Additions to property, plant and equipment	(17,795)	(16,626)	(26,408)
Proceeds from sales of assets	9,077	346	—
Net cash used in investing activities	(8,718)	(16,280)	(26,408)
Cash flows from financing activities
Repayment of long-term debt	(6,811)	(6,241)	(5,710)
Transactions with MeadWestvaco Corporation, net	(36,091)	(8,529)	3,959
Distributions to Members of Cogen South LLC	(4,361)	(4,523)	(4,835)
Net cash used in financing activities	(47,263)	(19,293)	(6,586)
Increase (decrease) in cash and cash equivalents	2,369	1,622	(3,398)
Cash and cash equivalents
Beginning of period	3,101	1,479	4,877
End of period	$5,470	$3,101	$1,479
Cash paid during the year for interest	$8,073	$8,118	$7,589

The accompanying notes are an integral part of these financial statements.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS

(dollars in thousands)

1.      Description of Business and Basis of Presentation

These combined financial statements present the historical results of the Kraft Business (the ‘‘Business’’ or the ‘‘Company’’), a business of MeadWestvaco Corporation (“MeadWestvaco”).  The Business consists of a kraft paperboard mill, a sawmill, various chipmill operations and a cogeneration facility (see below), all located in South Carolina.  The Business is a competitive manufacturer of unbleached kraft paperboard products sold in various markets and primarily manufactures saturating kraft, Kraftpac® and linerboard.

These combined financial statements are intended to present the historical results of the Business’  operations during each respective period.  As such, these combined financial statements include allocations of certain expenses, as well as the attribution of certain assets and liabilities, historically maintained by MeadWestvaco and not recorded in the accounts of the Business.  The Business and MeadWestvaco management believe such allocations have been made on a reasonable basis.  However, these combined financial statements may not necessarily be indicative of the results of operations that would have been obtained if the Business had operated as a separate entity during the periods presented.

The combined equity of the Company is comprised of the excess of the Business’ combined assets over its combined liabilities.  Combined equity is affected by the Business’ operating results, expense allocations from MeadWestvaco and cash transfers between the Business and MeadWestvaco, including settlement of intercompany transactions and amounts paid or received relating to interest and income taxes, as MeadWestvaco manages all treasury and tax activities of the Business.  The combined equity of the Company is also impacted by distributions made by Cogen South LLC to MeadWestvaco and SCANA Corporation (collectively, the “Members”).

MeadWestvaco owns a 50% interest in Cogen South LLC (“Cogen”), a cogeneration facility.  Due to the level of involvement by the Company in the cogeneration facility’s operations, the Business includes in its combined financial statements 100% of Cogen’s results of operations and financial position.  See Note 13 for further discussion.

2.      Summary of Significant Accounting Policies

Estimates and assumptions

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of some assets and liabilities and, in some instances, the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Concentration of credit risk

The financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable.  The Company limits its credit risk by performing ongoing credit evaluations, and when necessary, requiring letters of credit, guarantees or collateral.

For the years ended December 31, 2007, 2006 and 2005, sales to the Company’s largest customer were $55,785, $51,509 and $52,015, respectively.  Accounts receivable related to this customer at December 31, 2007 and 2006 were $3,265 and $3,466, respectively.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

Cash equivalents

Highly liquid securities with an original maturity of three months or less are considered to be cash equivalents.

Accounts receivable and allowance for doubtful accounts

Trade accounts receivable are recorded at the invoice amount and do not bear interest.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit loss in the existing accounts receivable.  The Company determines the allowance based on historical write-off experience by customer.  Past due balances over a specified amount are reviewed individually for collectibility.  An account balance is charged off against the allowance when it is probable that the receivable will not be recovered.

Inventories

Inventories are valued at the lower of cost or market.  Cost is determined using the last-in, first-out (LIFO) method for substantially all raw materials and finished goods.  Cost of stores and supplies inventories is determined by the average cost method.  Cost of inventories of the cogeneration facility is determined by using standard costs which approximates the first-in, first-out (FIFO) method.

Property, plant and equipment

Owned assets are recorded at cost.  Also included in the cost of these assets is interest on funds borrowed during the construction period.  When assets are sold, retired or disposed of, their costs and related accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in the combined statements of operations.  Costs of renewals and betterments are capitalized; costs of maintenance and repairs are charged to expense.  The costs of plant and equipment are depreciated utilizing the straight-line method over the estimated useful lives of the assets, which generally range from 15 to 40 years for buildings and land improvements and 5 to 40 years for machinery and equipment.

Impairment of long-lived assets

The Company periodically evaluates whether current events or circumstances indicate that the carrying value of its long-lived assets, including intangible assets, to be held and used may not be recoverable.  If such circumstances are determined to exist, an estimate of undiscounted future cash flows produced by the long-lived asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether an impairment exists.  If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available.  If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows.  The Company reports an asset to be disposed of at the lower of its carrying value or its estimated net realizable value.

Asset retirement obligations

The Company records obligations associated with the retirement of tangible long-lived assets as liabilities when incurred.  Subsequent to initial measurement, the Company recognizes changes in the amounts of the obligations, as necessary, resulting from the passage of time and revisions to either the timing or amount of estimated cash flows.  Effective December 31, 2005, the Company adopted FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations - an Interpretation of FASB Statement No. 143, which clarifies that the term conditional asset retirement obligation, as used in SFAS No. 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity.  Thus, the

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

timing and/or method of settlement may be conditional on a future event.  Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated.  The Company has asset retirement obligations associated primarily with landfills and asbestos.  Management does not have sufficient information to estimate the fair value of certain obligations related to asbestos abatement because the settlement date or range of potential settlement dates have not been specified and information is not available to apply expected present value techniques.  The adoption of FIN 47 did not have a material impact on the Company’s combined financial statements.

Revenue recognition

The Company recognizes revenues at the point when title and the risk of ownership passes to the customer.  Substantially all of the Company’s revenues are generated through product sales, and shipping terms generally indicate when title and the risk of ownership have passed.  Revenue is recognized at shipment for sales where shipping terms are FOB (free on board) shipping point unless risk of loss is maintained under freight terms.  For sales where shipping terms are FOB destination, revenue is recognized when the goods are received by the customer.  The Company provides allowances for estimated returns and other customer credits such as discounts, returns and volume rebates, when the revenue is recognized, based on historical experience, current trends and any notification of pending returns.  Revenues associated with Cogen are recognized at the time when energy (steam and shaft horsepower) is delivered.

Shipping and handling costs

Shipping and handling costs are classified as a component of cost of sales.  Amounts billed to a customer in a sales transaction related to shipping and handling are classified as net sales.

Interest expense and debt costs

Included in these combined financial statements is amortization of deferred financing costs and interest expense of long-term debt specifically related to the Business.  MeadWestvaco has not historically allocated general corporate interest expense to its primary business segments and none of that interest expense has been allocated to these combined financial statements.

Pension and postretirement benefits

The employees of the Company are participants in various defined benefit pension and postretirement benefit plans sponsored by MeadWestvaco and the related assets and liabilities are combined with those related to other MeadWestvaco businesses.  MeadWestvaco manages its domestic pension and postretirement benefit plans on a combined basis and claims data and liability information related to the Company are aggregated and combined, by plan, with those related to other MeadWestvaco businesses.  As a result, no assets or liabilities are included in the Company’s combined balance sheets and pension and postretirement expense for the Company has been determined on a multiemployer plan basis.

Pension costs recorded by the Company with respect to the defined benefit pension plans for the years ended December 31, 2007, 2006 and 2005 were $4,217, $3,925 and $3,254, respectively.

The employees of the Company are also eligible to participate in defined contribution benefit plans sponsored by MeadWestvaco.  Under the terms of the defined contribution benefit plans, participant contributions may be directed into a number of investment options.  Matching contributions are made to a fund that invests in MeadWestvaco common stock.  During the years

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

ended December 31, 2007, 2006 and 2005, the Company incurred expenses of $2,514, $2,372 and $2,403, respectively, for matching contributions to the defined contribution benefit plans.

Upon retirement, MeadWestvaco provides postretirement benefits for certain MeadWestvaco retirees, including certain Company employees.  Certain medical benefits are funded on a current basis with retirees paying a portion of the costs.  The net costs for providing these benefits to both active and retired employees of the Company were $11,192, $11,281 and $9,439 for the years ended December 31, 2007, 2006 and 2005, respectively.

Income taxes

The Company historically is not an income tax payer, as its results and related tax obligations, if any, are included in the consolidated tax returns of MeadWestvaco. The income tax provision (benefit) included in these combined financial statements was calculated on a separate return basis, as if the Business was a separate taxpayer, excluding the results of the cogeneration facility, and the resulting current tax receivable or liability, including liabilities related to uncertain tax positions, was settled with MeadWestvaco through equity.  As a limited liability entity, Cogen is treated as a partnership for federal income tax purposes.  Income earned by Cogen is passed through to its owners; therefore, no income taxes have been incurred or accrued for this entity.

Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities. Deferred tax assets and liabilities reflect the enacted tax rates in effect for the years the differences are expected to reverse.  The Company evaluates the need for a deferred tax asset valuation allowance by assessing whether it is more likely than not that it will realize its deferred tax assets in the future.

The Company recognizes tax benefits from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the combined financial statements from such a position are measured based upon the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.  The company recognizes interest and penalties related to unrecognized tax benefits in income taxes in the combined statements of operations.

Share-based compensation

The Company adopted SFAS No. 123(R), Share-Based Payment, as of January 1, 2006, using the modified prospective method and, therefore, 2005 was not restated.  This Statement requires the recognition of compensation expense to be measured based on the estimated fair value of the share-based awards and recognized as expense over the requisite service period, which is generally the vesting period.  The Company has elected to record the expense for graded and cliff vesting awards on a straight-line basis over the requisite service period.

Prior to January 1, 2006, the Company measured compensation cost for share-based compensation awards issued to employees using the intrinsic value-based method of accounting in accordance with Accounting Principles Board Opinion No. 25.  The Company applied APB Opinion No. 25, Accounting for Stock Issued to Employees, as amended, in accounting for its plans.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

If compensation cost for the Company’s share-based compensation awards had been determined based on the fair value method, the Company’s net loss for the year ended December 31, 2005 would have changed to the pro forma amount as follows:

Net loss – as reported	$(3,946)
Deduct: Total share-based employee compensation expense determined under fair value-based method for all awards, net of related tax effect	226
Pro forma net loss	$(4,172)

The pro forma amount and fair value of each award grant were estimated on the date of grant using a binomial option pricing model with the following weighted-average assumptions used for grants in 2005:  risk-free interest rate of 3.98%; expected dividend yield of 3.05%; expected life of six years, and expected volatility of 32%.

New accounting standards

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No. 109, Accounting for Income Taxes.  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  It also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  The adoption of FIN 48 did not have a material impact on the Company’s combined financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  This Statement does not require any new fair value measurements, but applies to existing accounting pronouncements that require or permit fair value measurement as the relevant measurement attribute.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company has not yet determined the impact of adopting this standard.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities.  SFAS No. 159 permits entities to choose to measure many financial assets and liabilities at fair value.  Unrealized gains and losses on items for which fair value option has been elected are reported in earnings.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The Company has not yet determined the impact of adopting this standard.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”).  SAB No. 108 requires that companies utilize a “dual-approach” to assessing the quantitative effects of financial misstatements.  This dual approach includes both an income statement focused assessment and a balance sheet focused assessment.  The adoption of SAB No. 108 at December 31, 2006 did not have an impact on the Company’s combined financial statements.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

There were no other accounting standards issued in 2007 that had or are expected to have a material impact on the Company’s combined financial statements.

3.      Current Assets

Trade receivables have been reduced by an allowance for doubtful accounts of $779 and $579 at December 31, 2007 and 2006, respectively.  Receivables also include $2,814 and $3,298 from sources other than trade at December 31, 2007 and 2006, respectively.

Inventories consist of the following:

	December 31,
	2007	2006
Raw materials	$6,713	$7,374
Production materials, stores and supplies	11,835	13,176
Finished and in-process goods	14,560	18,887
	$33,108	$39,437

Approximately 71% and 70% of inventories at December 31, 2007 and 2006, respectively, were valued using the LIFO method.  If inventories had been valued at current cost, they would have been $49,021 and $55,169 at December 31, 2007 and 2006, respectively.  There was no LIFO layer decrement for the year ended December 31, 2007.  The effects of LIFO layer decrements for the years ended December 31, 2006 and 2005 were not material to the Company’s combined results of operations.

4.      Property, Plant and Equipment

Property, plant and equipment consist of the following:

	December 31,
	2007	2006
Land and land improvements	$19,329	$22,452
Buildings	158,641	158,975
Machinery and equipment	908,830	898,076
Construction in progress	9,284	12,363
	1,096,084	1,091,866
Less accumulated depreciation	(675,334)	(646,334)
	$420,750	$445,532

Depreciation expense was $37,657, $38,536 and $39,611 for the years ended December 31, 2007, 2006 and 2005, respectively.  Capitalized interest included in property, plant and equipment was $16,175 and $17,917 at December 31, 2007 and 2006, respectively.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

5.      Other Assets

Other assets consist of the following:

	December 31,
	2007	2006
Identifiable intangible – air rights	$11,000	$11,518
Deferred financing costs	453	554
Restricted cash – debt service	595	595
Purchased software	30	30
	$12,078	$12,697

Included in other assets is the carrying value of air rights for Cogen with a gross balance of $15,530 at December 31, 2007 and 2006.  At the formation of Cogen, MeadWestvaco contributed the air rights and the other Member contributed an agreed-upon amount of cash.  The air rights are being amortized on a straight-line basis over 30 years, the period estimated to be benefited.  Amortization expense related to the air rights for the years ended December 31, 2007, 2006 and 2005 was $518 for each year.  Accumulated amortization at December 31, 2007 and 2006 was $4,530 and $4,012, respectively.  Amortization expense for the air rights for the next five years is estimated to be approximately $518 per year.  The Company annually reviews this intangible asset to assess recoverability from estimated future results of operations and cash flows.

Other assets also include deferred financing costs and cash restricted in connection with a required debt service reserve.  Deferred financing costs are being amortized on a straight-line basis over the term of the loan agreement, which approximates amortization under the effective interest method.

6.      Accounts Payable and Accrued Expenses

Accounts payable consists of amounts due to vendors in the normal course of business.

Accrued expenses consist of the following:

	December 31,
	2007	2006
Payroll and employee benefit costs	$12,739	$13,131
Taxes other than income	4,209	4,123
Accrued energy	4,643	3,195
Accrued freight	3,125	1,177
Accrued rebates and allowances	420	1,018
Accrued restructuring	687	1,620
Accrued litigation	750	250
Other	1,923	2,135
	$28,496	$26,649

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

7.      Long-Term Debt

The Company has a long-term debt agreement with a major institutional lender with an outstanding balance of $58,040 at December 31, 2007 and 2006.  Interest only payments are being made on a quarterly basis.  Principal payments are scheduled to begin in December 2014 semi-annually as a percentage of outstanding principal ranging from 12% to 14%, to be paid in full by December 31, 2016.  For the original balance of $50,000, there is a fixed interest rate of 8.17%.  The fixed interest rate on the remaining balance of $8,040 is 8.39%.  Substantially all assets of Cogen with carrying values of $128,379 and $131,588 at December 31, 2007 and 2006, respectively, were assigned as collateral.  Under the loan agreement, the Company maintains a debt service reserve account in the amount of $595 at December 31, 2007 and 2006 included in other assets in the combined balance sheets.

The loan is non-recourse to the Members; however, the Members are required to periodically provide financial and other information to the lenders who, under the terms of the restated loan agreement, have the right to call the loan upon any continuing material adverse event, beyond a specified cure period, occurring at Cogen, the Member organizations, or any other party to the project agreements, which would inhibit the Member’s or participant’s ability to comply with the various project agreements which have been assigned to the lenders.

The Company has two notes payable to MeadWestvaco.  The first note in the amount of $41,000 and $47,000 at December 2007 and 2006, respectively, bears interest at the 6-month LIBOR rate plus 1% per annum (5.72% and 6.36% at December 31, 2007 and 2006, respectively).  Semi-annual interest and principal installments are required with a final maturity date of December 31, 2012.  The required principal payments are as follows:  2008 – $7,000; 2009 – $7,000; 2010 – $8,000; 2011 – $9,000; and 2012 – $10,000.

The second note in the amount of $4,784 and $5,595 at December 31, 2007 and 2006, respectively, bears interest at a fixed rate of 6% per annum.  Payments are due on a semi-annual basis through December 31, 2012 with total annual payments as follows:  2008 – $847; 2009 – $898; 2010 – $954; 2011 – $1,013; and 2012 – $1,072.

At December 31, 2007, the book value of financial instruments included in long-term debt was $58,040 and the fair value was estimated to be $64,771.  At December 31, 2006, the book value of financial instruments included in long-term debt was $58,040 and the fair value was estimated to be $65,606.  The difference between book value and fair value is derived from the difference between the period-end market interest rate and the stated rate for the Company’s fixed-rate, long-term debt.  The Company has estimated the fair value of financial instruments based on quoted market prices for the same or similar issues or on the current interest rates available to the Company for debt of similar terms and maturities.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

8.      Lease Commitments

The Company leases a variety of assets for use in its operations.  Certain leases provide for escalation of the lease payments as maintenance costs and taxes increase.  Minimum rental payments under operating leases that have noncancellable lease terms in excess of 12 months are as follows:

2008	$3,484
2009	3,315
2010	3,073
2011	2,837
2012	2,235
Thereafter	3,193
Minimum lease payments	$18,137

Rent expense under operating leases was $5,502, $6,179 and $5,872 for the years ended December 31, 2007, 2006 and 2005, respectively.

9.      Share-Based Compensation

Certain employees of the Business participate in MeadWestvaco’s various share-based compensation plans.  At December 31, 2007, MeadWestvaco had five such plans under which shares are available for grant.  The exercise price of all stock options equals the market price of MeadWestvaco’s common stock on the date of grant.  Stock options are exercisable after a period of three years and expire no later than 10 years from the date of grant.  Under certain employee plans, stock options may be granted with or without stock appreciation rights or limited stock appreciation rights, which are exercisable upon the occurrence of certain events related to changes in corporate control.

The Company adopted SFAS No. 123(R) as of January 1, 2006, using the modified prospective method and, therefore, 2005 was not restated.  This Statement requires the recognition of compensation expense when an entity obtains employee services in share-based payment transactions.  Under this standard, pre-tax share-based compensation for the years ended December 31, 2007 and 2006 was $364 and $517, respectively.  Of these amounts, $208 and $156 for the year ended December 31, 2007, and $141 and $376 for the year ended December 31, 2006, were included in cost of sales and selling, general and administrative expenses, respectively.  The cumulative effect of a change in accounting principle associated with the adoption of SFAS No. 123(R) was not material to the combined financial statements.  For all awards granted, compensation expense is recognized on a straight-line basis over the vesting period, generally three years.  MeadWestvaco has used the “long-haul” method to determine the pool of tax benefits or deficiencies resulting from tax deductions related to awards of equity instruments that exceed or are less than the cumulative compensation cost for those instruments recognized for financial reporting.

Stock options

MeadWestvaco has estimated the fair value of its stock options granted after January 1, 2006, using a lattice-based option valuation model.  Lattice-based option valuation models utilize ranges of assumptions over the expected term of the options.  Expected volatilities are based on the historical and implied volatility of MeadWestvaco’s common stock.  MeadWestvaco uses

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

historical data to estimate option exercises and employee terminations within the valuation model.  The expected term of options granted is derived from the output of the option valuation model and represents the period of time that options granted are expected to be outstanding.  The risk-free rate for the period within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of the grant.

The following table summarizes activity in the plans as it relates to employees of the Business:

			Weighted
		Weighted	average	Aggregate
		average	remaining	intrinsic
		exercise	contractual	value (in
	Options	price	term	thousands)
Outstanding at January 1, 2005	330,074	$29.27
Granted	55,400	30.21
Exercised	(6,305)	26.39
Cancelled	(436)	25.84
Outstanding at December 31, 2005	378,733	29.46
Granted	17,060	28.18
Exercised	(50,998)	24.47
Cancelled	(30)	28.29
Outstanding at December 31, 2006	344,765	30.12
Granted	8,110	32.11
Exercised	(208,856)	30.13
Cancelled	(727)	29.74
Outstanding at December 31, 2007	143,292	30.19	3.8 years	$223
Exercisable at December 31, 2007	123,385	30.07	3.1 years	203
Exercisable at December 31, 2006	319,503	30.12	3.8 years	209
Exercisable at December 31, 2005	293,339	29.66	4.2 years	132

At December 31, 2007 and 2006, there was $60 and $116, respectively, of unrecognized compensation cost related to nonvested stock options, which is expected to be recognized over a weighted-average period of 2.3 and 0.4 years, respectively.  Pre-tax compensation expense for stock options was $126 for the year ended December 31, 2007, and the tax benefit associated with this expense was $48.  Pre-tax compensation expense for stock options was $416 for the year ended December 31, 2006, and the tax benefit associated with this expense was $159.

Restricted stock units and restricted stock

A restricted stock unit is the right to receive a share of MeadWestvaco common stock.  Restricted stock and restricted stock units granted vest over three years.  The fair value of each share of restricted stock and restricted stock unit is the market price of the MeadWestvaco’s common stock on the date of grant, and is charged to operations over the vesting period.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO
CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

The following table summarizes activity in the plans as it relates to employees of the Business:

		Average
		grant date
		fair market
	Shares	value
Outstanding at January 1, 2005	5,000	$28.00
Granted	—	—
Forfeited	—	—
Released	—	—
Outstanding at December 31, 2005	5,000	28.00
Granted	21,324	28.20
Forfeited	(8,430)	28.20
Released	(5,000)	28.00
Outstanding at December 31, 2006	12,894	28.20
Granted	13,110	32.11
Forfeited	—	—
Released	—	—
Outstanding at December 31, 2007	26,004	30.17

As of December 31, 2007 and 2006, there was $445 and $263, respectively, of unrecognized compensation cost related to nonvested restricted stock units, which is expected to be recognized over a weighted-average period of 2.2 years.  Pre-tax compensation expense for restricted stock and restricted stock units was $238 for the year ended December 31, 2007, and the tax benefit associated with this expense was $90.  Pre-tax compensation expense for restricted stock and restricted stock units was $101 for the year ended December 31, 2006, and the tax benefit associated with this expense was $39.

10.    Restructuring Charges

Year ended December 31, 2007

Restructuring charges were $109 for the year ended December 31, 2007 associated with adjustments to prior year estimates of employee separation costs.  These charges are included in cost of sales and selling, general and administrative expenses in the amounts of $16 and $93, respectively.

Year ended December 31, 2006

Restructuring charges were $1,676 for the year ended December 31, 2006 and consisted of $1,158 in costs associated with a ceased-use facility and $518 in employee separation costs related to eight employees.  All of the affected employees were separated by the end of 2007.  These charges are included in cost of sales and selling, general and administrative expenses in the amounts of $328 and $1,348, respectively.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

Year ended December 31, 2005

Restructuring charges were $72 for the year ended December 31, 2005 associated with employee separation costs related to five employees.  All of the affected employees were separated by the end of 2006.  These charges are included in cost of sales and selling, general and administrative expenses in the amounts of $58 and $14, respectively.

Summary of restructuring charges

The activity in the accrued restructuring balances was as follows:

	Employee	Other
	Costs	Costs	Total

Balance of related accruals at January 1, 2005	$137	$—	$137
Charges in 2005	72	—	72
Payments in 2005	(44)	—	(44)
Balance of related accruals at December 31, 2005	165	—	165
Charges in 2006	518	1,158	1,676
Payments in 2006	(221)	—	(221)
Balance of related accruals at December 31, 2006	462	1,158	1,620
Charges in 2007	93	16	109
Payments in 2007	(273)	(769)	(1,042)
Balance of related accruals at December 31, 2007	$282	$405	$687

11.            Other (Income) Expense, net

Components of other (income) expense, net, consist of the following:

	Years Ended December 31,
	2007	2006	2005

Net (gains) losses from sales of real property	$(5,183)	$(326)	$121
Foreign currency exchange (gains) losses	(1,682)	(1,025)	1,650
Interest income	(457)	(502)	(168)
Other, net	(9)	(959)	(350)
	$(7,331)	$(2,812)	$1,253

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

12.            Income Taxes

The significant components of the income tax provision (benefit) consist of the following:

	Years Ended December 31,
	2007	2006	2005

Current:
U. S. federal	$7,062	$4,773	$2,735
State and local	1,141	749	433
	8,203	5,522	3,168

Deferred:
U. S. federal	(4,371)	(4,158)	(6,818)
State and local	(657)	(625)	(1,025)
	(5,028)	(4,783)	(7,843)
Income tax provision (benefit)	$3,175	$739	$(4,675)

The principal current and noncurrent deferred tax assets and liabilities consist of the following:

	December 31,
	2007	2006
Deferred tax assets
Employee benefits	$5,040	$5,236
Accruals and reserves	2,354	3,076
Total deferred tax assets	7,394	8,312
Deferred tax liabilities
Employee benefits	(769)	(831)
Accruals and reserves	(1,678)	(2,730)
Depreciation	(86,829)	(91,617)
Total deferred tax liabilities	(89,276)	(95,178)
Net deferred tax liability	$(81,882)	$(86,866)
Included in the combined balance sheet
Current deferred tax asset	$2,250	$1,941
Noncurrent deferred tax liability	(84,132)	(88,807)
Net deferred tax liability	$(81,882)	$(86,866)

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

The following table summarizes the major differences between the actual tax provision (benefit) computed at the U.S. federal statutory rate:

	Years Ended December 31,
	2007	2006	2005

Income tax provision (benefit) computed at U.S. federal statutory rate of 35%	$5,521	$2,629	$(3,017)
State taxes, net of federal benefit	314	77	(386)
Cogen income	(1,978)	(1,452)	(1,060)
Savings and investment plan dividends and research credits	(261)	(375)	(135)
Section 199 benefit	(476)	(156)	(90)
Other permanent differences	55	16	13
Income tax provision (benefit)	$3,175	$739	$(4,675)
Effective tax rate	20%	10%	54%

13.            Cogen South LLC

Cogen was formed in June 1996 as a Delaware limited liability company by MeadWestvaco and the SCANA Corporation (“SCANA”), a South Carolina corporation, each of which owns a 50 percent interest in Cogen.  Cogen was formed to develop, finance, own and operate a cogeneration facility in Charleston, South Carolina.  The cogeneration facility provides steam to the Business and shaft horsepower to the South Carolina Electric and Gas Company (“SCE&G”) generator located adjacent to the site of the Business.  SCE&G is a wholly-owned subsidiary of SCANA.

MeadWestvaco has contracted to purchase the steam requirements of the Business from Cogen for a term of 20 years, commencing in 1999 pursuant to the Energy Conversion Agreement (“EC Agreement”).  The payment for steam under the EC Agreement is comprised of (i) a facility fee that covers return to the Members, (ii) a debt service fee that covers debt service or any outstanding loans, (iii) a reimbursement cost fee that covers cash operating costs, and (iv) a capital expenditure fee to build funds for future capital expenditures.  MeadWestvaco also provides day-to-day management of the facility under an Operations and Maintenance Agreement for the same 20-year period.

SCE&G has contracted to purchase any shaft horsepower produced by Cogen for a term of 20 years, commencing in 1999, pursuant to the Shaft Horsepower Agreement (“SHP Agreement”).  The payment for shaft horsepower under the SHP Agreement is comprised of (i) a capacity payment, (ii) an energy payment, and (iii) an excess energy payment.  Sales of shaft horsepower included in the combined statements of operations were $27,711,012, $26,881,352 and $24,025,518 for the years ended December 31, 2007, 2006 and 2005, respectively.

The Company purchases natural gas from SCE&G at market prices.  Purchases of natural gas from SCE&G amounted to $4,117, $3,764 and $1,695 for the years ended December 31, 2007, 2006 and 2005, respectively.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

The Members shall not be liable for any responsibility, indebtedness or obligation of any other Member unless such responsibility, indebtedness or obligation is expressly assumed in writing by such Member.  The term of the LLC will continue in full force and effect until December 31, 2050 or until terminated in accordance with the provisions of the LLC agreement.

The carrying value of equity in Cogen owned by SCANA included in the combined equity of the Business was $9,443, $8,798 and $8,985 at December 31, 2007, 2006 and 2005, respectively.  All significant intercompany activity and balances related to transactions between Cogen and the Company have been eliminated in combination.

14.            Related-Party Transactions

Transactions between the Company and other businesses of MeadWestvaco commonly occur in the normal course of business.  Sales to other MeadWestvaco businesses were $1,191, $1,935 and $1,250 for the years ended December 31, 2007, 2006 and 2005, respectively.  Purchases from other MeadWestvaco business segments at market prices were $17,096, $16,744 and $16,611 for the years ended December 31, 2007, 2006 and 2005, respectively.

During the years ended December 31, 2007, 2006 and 2005, the Company had sales at market prices with various third parties affiliated with certain members of MeadWestvaco’s board of directors in the amounts of $55,785, $51,509 and $52,015, respectively.

The Business’ combined financial statements include expense allocations for certain corporate functions provided by MeadWestvaco, such as human resources, legal, finance, information systems, purchasing, executive management and other corporate staff.  Allocations were based on relative headcount for people-related costs, the Business’ assets as a percentage of total MeadWestvaco assets, the Business’ sales as a percentage of total MeadWestvaco sales, or by specific identification of costs directly associated with the Business’ operations.  The Company and MeadWestvaco management believe such allocations have been made on a reasonable basis.  These costs are included in cost of sales or selling, general and administrative expenses, consistent with MeadWestvaco’s classification, in the accompanying combined statements of operations.  Costs allocated or charged by MeadWestvaco to the Company for services performed by MeadWestvaco on behalf of the Business totaled $23,178, $19,669 and $19,532 for the years ended December 31, 2007, 2006 and 2005, respectively.

The Company receives cash rebates on certain transportation costs if it meets a specified volume agreement.  The rebate amounts are based upon the actual transportation costs of a related-party mill.  Rebates of $739 and $845 were recorded as reductions to cost of goods sold for the years ended December 31, 2007 and 2006, respectively.  No rebates were recorded for the year ended December 31, 2005.

Total interest expense related to the two notes with MeadWestvaco was $3,220, $3,509 and $2,787 for the years ended December 31, 2007, 2006 and 2005, respectively.  See Note 7 for further discussion.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

15.            Financial Instruments

During 2006 and 2005, and early in 2007, the Company used foreign currency forward contracts to manage its foreign currency risks.  There were no foreign currency forward contracts outstanding at December 31, 2007.  Using such forward contracts, the Company received or paid the difference between the contracted forward rate and the exchange rate at the settlement date.  These contracts were used to hedge the variability of exchange rates on the Company’s cash flows and were designated as cash-flow hedges under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities.  Information related to the Company’s foreign currency sales with hedge accounting is as follows:

	December 31,
	2007	2006
Notional amount	$—	$16,823
Estimated amount to be recognized in operations within the next year	—	(70)
Maximum remaining term (in years) of existing hedges	—	1

	December 31,
	2007	2006	2005
Net unrealized losses included in accumulated other comprehensive income	$—	$(70)	$(463)
Net gains (losses) reclassified to operations during the year	70	(100)	1,161

The derivative instruments were recorded in the combined balance sheets within accrued liabilities measured at fair value.  The effective portion of the change in the fair value of the instruments was recorded in other comprehensive income and was recognized in the combined statements of operations when the hedged item affected earnings.

16.            Legal Matters

For the year ended December 31, 2005, the pre-tax earnings include a $2,000 charge related to an employee personal injury case.  In 2006, the case was settled for $198 resulting in a reversal of the reserve and an increase in combined pre-tax earnings of $1,802 for the year ended December 31, 2006.

At December 31, 2007 and 2006, the Company had reserves of $750 and $250, respectively.  The 2007 reserve primarily represents estimated potential litigation costs related to a breach of contract event, and the 2006 reserve represents estimated potential litigation costs for an asbestos-related personal injury.  After consulting with legal counsel, it is the Company’s judgment that the resolution of pending litigation and proceedings is not expected to have a material adverse affect on the Business’ combined financial condition or liquidity.

THE KRAFT BUSINESS (A BUSINESS OF MEADWESTVACO CORPORATION)

NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

(dollars in thousands)

17.            Cash Flows

Changes in working capital were as follows:

	December 31,
	2007	2006	2005

Decrease (increase) in:
Accounts receivable	$2,171	$(7,119)	$537
Inventories	6,329	1,209	(1,505)
Other current assets	337	5	(19)

Increase (decrease) in:
Accounts payable	5,813	(116)	(2,354)
Accrued liabilities	1,960	258	3,780
	$16,610	$(5,763)	$439